As filed with the Securities and Exchange Commission on September 4, 2009
Registration Nos. 333-83212
333-83212-01
333-83212-04

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CENTEX CORPORATION
CENTEX TRUST I
CENTEX TRUST II
(Exact name of registrants as specified in its charter)

Nevada Delaware Delaware	75-0778259 75-6588651 75-6588652
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Numbers)
c/o Pulte Homes, Inc.
100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, Michigan 48304
(248) 647-2750
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Steven M. Cook
Senior Vice President and Secretary
Centex Corporation
c/o Pulte Homes, Inc.
100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, Michigan 48304
(248) 647-2750
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
No additional securities are being registered. Registration fees were paid with the original filing of Registration Statement Nos. 333-83212, 333-83212-01 and 333-83212-04 on February 22, 2002. No additional registration fees are required.

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1, filed by Centex Corporation, a Nevada corporation (“Centex”), Centex Trust I, a Delaware statutory trust, and Centex Trust II, a Delaware statutory trust (collectively, the “Companies”), deregisters all of the Companies’ securities that had been registered on the Companies’ Registration Statement on Form S-3 (File Nos. 333-83212, 333-83212-01 and 333-83212-04) (the “Registration Statement”) that remain unsold as of the date hereof.
     On August 18, 2009, pursuant to an Agreement and Plan of Merger, dated as of April 7, 2009, by and among Centex, Pulte Homes, Inc., a Michigan corporation (“Pulte”), and Pi Nevada Building Company, a wholly owned subsidiary of Pulte (“Merger Sub”), Merger Sub merged with and into Centex, with Centex continuing as a surviving corporation and wholly owned subsidiary of Pulte (the “Merger”). In accordance with an undertaking made by the Companies in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Companies’ securities that remain unsold at the termination of the offering, the Companies hereby remove from registration all securities under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on September 4, 2009.

CENTEX CORPORATION
By:	/s/ Steven M. Cook
Senior Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard J. Dugas, Jr. Richard J. Dugas, Jr.	President and Member of the Board of Directors (Principal Executive Officer)	September 4, 2009

/s/ Roger A. Cregg Roger A. Cregg	Executive Vice President, Chief Financial Officer and Member of the Board of Directors (Principal Financial Officer)	September 4, 2009

/s/ Michael J. Schweninger Michael J. Schweninger	Vice President and Controller (Principal Accounting Officer)	September 4, 2009

/s/ Steven M. Cook Steven M. Cook	Member of the Board of Directors	September 4, 2009

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on September 4, 2009.

CENTEX TRUST I
By:	Centex Corporation, as Sponsor

By:	/s/ Richard J. Dugas, Jr.
	Name:	Richard J. Dugas, Jr.
	Title:	President and Member of the Board of Directors

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on September 4, 2009.

CENTEX TRUST II
By:	Centex Corporation, as Sponsor

By:	/s/ Richard J. Dugas, Jr.
	Name:	Richard J. Dugas, Jr.
	Title:	President and Member of the Board of Directors